QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

WILMERHALE

July 2, 2008

+1 617 526 6000(t)
+1 617 526 5000(f)
 wilmerhale.com

OneBeacon Insurance Group, Ltd.
OneBeacon U.S. Holdings, Inc.
OneBeacon U.S. Holdings Trust I
OneBeacon U.S. Holdings Trust II
OneBeacon U.S. Holdings Trust III
601 Carlson Parkway
Minnetonka, Minnesota 55305

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by OneBeacon Insurance Group, Ltd., a Bermuda company (the "Company"), OneBeacon U.S. Holdings, Inc., a Delaware corporation ("OB Holdings"), and OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II and OneBeacon U.S. Holdings Trust III, each a Delaware statutory trust (each a "Trust" and, collectively, the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering with the Commission the following securities:

  1.
  Class A Common Shares, par value $0.01 per share, of the Company (the "Common Shares");

  2.
  Preferred Shares, par value $0.01 per share, of the Company (the "Preferred Shares" and, together with the Common Shares to be sold by the Company, the "Company Shares");

  3.
  Senior debt securities of the Company (the "Company Senior Debt Securities");

  4.
  Subordinated debt securities of the Company (the "Company Subordinated Debt Securities" and, together with the Company Senior Debt Securities, the "Company Debt Securities");

  5.
  Warrants of the Company to purchase Company Shares, Company Senior Debt Securities, Company Subordinated Debt Securities or securities of third parties (the "Company Warrants");

  6.
  Depositary shares of the Company representing fractional shares of Company Shares (the "Depositary Shares");

  7.
  Purchase contracts obligating the holders to purchase from the Company a specified number of Company Shares, Company Debt Securities, Preferred Stock, OB Holdings Debt Securities, Trust Preferred Securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing ("Purchase Contracts"), which may be issued separately or as part of purchase units, and if issued as part of purchase units, such Purchase Contract may be combined with a beneficial interest in the Company Debt Securities, the OB Holdings Debt Securities, Company Shares, Preferred Stock, Trust Preferred Securities or debt obligations of third parties securing the holder's obligations to purchase the securities under the Purchase Contracts ("Purchase Units");

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109
Beijing	Berlin	Boston	Brussels	London	Los Angeles	New York	Oxford	Palo Alto	Waltham	Washington

  8.
  Preferred Stock, par value $1.00 per share, of OB Holdings (the "Preferred Stock");

  9.
  Senior debt securities of the OB Holdings (the "OB Holdings Senior Debt Securities");

  10.
  Subordinated debt securities of OB Holdings (the "OB Holdings Subordinated Debt Securities");

  11.
  Junior subordinated debt securities of OB Holdings (the "OB Holdings Junior Subordinated Debt Securities, and, together with the OB Holdings Senior Debt Securities and OB Holdings Subordinated Debt Securities, the "OB Holdings Debt Securities");

  12.
  Warrants of OB Holdings to purchase Preferred Stock, OB Holdings Debt Securities or securities of third parties (the "OB Holdings Warrants" and, together with the Company Warrants, the "Warrants");

  13.
  Guarantees of the OB Holdings Debt Securities by the Company (the "Debt Guarantees");

  14.
  Preferred securities of the Trusts (the "Trust Preferred Securities"); and

  15.
  Guarantees of the Trust Preferred Securities by the Company (the "Trust Preferred Guarantees" and, together with the Debt Guarantees, the "Guarantees");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $1,000,000,000.

        The Company Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; the Company Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; the OB Holdings Senior Debt Securities may be issued pursuant to an Indenture among OB Holdings, the Company, as guarantor (if any), and a trustee to be named in such Indenture; the OB Holding Subordinated Debt Securities may be issued pursuant to an Indenture among OB Holdings, the Company, as guarantor (if any), and a trustee to be named in such Indenture; and the OB Holding Junior Subordinated Debt Securities may be issued pursuant to an Indenture among OB Holdings, the Company, as guarantor (if any), and a trustee to be named in such Indenture (collectively, the "Indentures").

        Company Warrants may be issued pursuant to one or more Warrant Agreements between the Company and a bank or trust company, as Warrant Agent, and the OB Holdings Warrants may be issued pursuant to one or more Warrant Agreements between OB Holdings and a bank or trust company, as Warrant Agent (collectively, the "Warrant Agreements").

        Trust Preferred Securities may be issued by any of the Trusts pursuant to the terms of their respective amended and restated trust agreements among OB Holdings and the trustees named therein, and the related Trust Preferred Guarantees may be issued by the Company pursuant to a trust preferred guarantee agreement between the Company, as guarantor, and a guarantee trustee named therein (the "Trust Preferred Guarantee Agreements").

        We are acting as U.S. counsel for the Company in connection with the sale by the Company of the Company Shares, the Company Debt Securities, the Company Warrants, Purchase Contracts and Purchase Units and as U.S. counsel for OB Holdings in connection with the sale by OB Holdings of the Preferred Stock, the OB Holdings Debt Securities and the OB Holdings Warrants. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the shareholders and the Board of Directors of the Company as provided to us by the Company, the Memorandum of Association and the Bye-Laws of the Company, each as restated and/or amended to date, the minutes of meetings of the stockholder and the Board of Directors of OB Holdings as provided to us by OB Holdings, the Certificate of Incorporation and the By-laws of OB Holdings, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by Bermuda law, we have relied upon without independent investigation the opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement. Insofar as the opinions expressed herein relate to or depend upon the due creation and valid existence of the Trusts and the validity of the Trust Preferred Securities, we have relied upon without independent investigation the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.3 to the Registration Statement.

        We assume that appropriate action will be taken prior to the offer and sale of the Company Shares, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts, the Purchase Units and the Trust Preferred Securities to register and qualify the Company Shares, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts, the Purchase Units and the Trust Preferred Securities under all applicable state securities "blue sky" laws.

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  With respect to the Company Debt Securities, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Company Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Company Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Company Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Company Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  2.
  With respect to the Company Warrants, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Company Warrants has been duly authorized, executed and delivered, (iv) the terms of the Company Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Company Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Company Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  3.
  With respect to the Depositary Shares, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") and the depositary receipts evidencing rights in the Depositary Shares have been duly authorized, executed and delivered, (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Depositary Shares have been duly executed and registered in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement, (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  4.
  With respect to the Purchase Contracts and Purchase Units, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered, (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  5.
  With respect to the Preferred Stock, when (i) specifically authorized for issuance by OB Holdings' Board of Directors or an authorized committee thereof (the "OB Holdings Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Preferred Stock have been duly established in conformity with the OB Holding's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on OB Holdings and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over OB Holdings, (iv) the Preferred Stock has been issued and sold as contemplated by the Registration Statement and (v) OB Holdings has received the consideration provided for in the OB Holdings Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.

  6.
  With respect to the OB Holdings Debt Securities, when (i) specifically authorized for issuance by OB Holdings Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the OB Holdings Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Certificate of Incorporation of By-laws of OB Holdings or result in a default under or breach of any agreement or instrument binding upon OB Holdings and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over OB Holdings, (iv) such OB Holdings Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) OB Holdings has received the consideration provided for in the OB Holdings Authorizing Resolutions, such OB Holdings Debt Securities will constitute valid and legally binding obligations of OB Holdings, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  7.
  With respect to OB Holdings Warrants, when (i) specifically authorized for issuance by the OB Holdings Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the OB Holdings Warrants has been duly authorized, executed and delivered, (iv) the terms of the OB Holdings Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or the Certificate of Incorporation or By-laws of OB Holdings or result in a default under or breach of any agreement or instrument binding upon OB Holdings and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over OB Holdings, (v) the OB Holdings Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) OB Holdings has received the consideration provided for in the OB Holdings Authorizing Resolutions, the OB Holdings Warrants will constitute valid and legally binding obligations of OB Holdings, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  8.
  With respect to the Debt Guarantees, when (i) specifically authorized by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the OB Holdings Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Certificate of Incorporation of By-laws of OB Holdings or result in a default under or breach of any agreement or instrument binding upon OB Holdings and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over OB Holdings, (iv) the terms of the Debt Guarantees have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the applicable Indenture has been executed and delivered by the Company, (vi) such OB Holdings Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, and (vii) OB Holdings has received the consideration provided for in the OB Holdings Authorizing Resolutions, such Debt Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  9.
  With respect to the Trust Preferred Guarantees, when (i) specifically authorized by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Trust Preferred Guarantee have been duly established in conformity with the applicable Trust Preferred Guarantee Agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Trust Preferred Guarantee Agreement has been duly executed and delivered by the Company, (v) the Trust Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement, such Trust Preferred Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Purchase Units, Preferred Stock and Trust Preferred Securities while the Registration Statement is in effect.

        Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
WILMER CUTLER PICKERING HALE AND DORR LLP
By:
/s/ MARK G. BORDEN Mark G. Borden	, a Partner

QuickLinks

  Exhibit 5.1